UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 21, 2026

TITAN INTERNATIONAL, INC.
(Exact name of Registrant as specified in its Charter)

Delaware	1-12936	36-3228472
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1525 Kautz Road, Suite 600, West Chicago, IL  60185
(Address of principal executive offices) (Zip Code)

(630) 377-0486
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.0001 par value	TWI	New York Stock Exchange

Item 1.01 Entry into a Material Definitive Agreement

On September 21, 2026, wholly owned subsidiaries Titan ITM Holding S.p.A. and Titan Europe Limited (the “Sellers”) of Titan International, Inc., a Delaware corporation (the “Company”), entered into a Sale and Purchase Agreement (the “Purchase Agreement”) to sell all of the outstanding equity interests of Italtractor ITM S.p.A. (“ITM”), a wholly-owned subsidiary of the Company, to USCO S.p.A., a joint stock company incorporated under the laws of Italy (“Purchaser”). Pursuant to the Purchase Agreement, Purchaser will acquire all of the outstanding equity interests of ITM (the “Transaction”) for approximately $207 million in cash, plus the opportunity to receive up to an approximately $6 million earnout payment based on ITM's achievement of specified performance criteria for 2026 (the “Purchase Price”). The purchase price is subject to certain adjustments specified in the Purchase Agreement, including for ITM and its subsidiaries’ working capital, transaction expenses, cash, and indebtedness as of the closing of the Transaction.

ITM is a global designer, manufacturer and service provider of undercarriage components and complete undercarriage solutions. The business serves original equipment and aftermarket customers across construction, mining, forestry, road-building, agricultural and other specialized applications through an international manufacturing, service and distribution network. ITM includes the following foreign entities: (i) 100% of the corporate capital of Titan Intertractor Gmbh, a company incorporated under the laws of Germany, (ii) 62.5% of the corporate capital of Titan ITM (Tianjin) Ltd, a company incorporated under the laws of the People’s Republic of China, (iii) 100% of the corporate capital of Intertractor America Corporation, a company incorporated under the laws of the State of Delaware, (iv) 99.03% of the corporate capital of ITM Latin America Industria de Pecas para Tratores Ltda, a company incorporated under the laws of Brazil, (v) 99.885% of the corporate capital of Pyrsa Piezas y Rodajes S.A., a company incorporated under the laws of Spain, (vi) 100% of the corporate capital of ITM Mining Pty Limited, a company incorporated under the laws of Australia, and (vii) 99.978% of the corporate capital of ITM Undercarriage Solutions (India) Private Limited, a company incorporated under the laws of India.

Each party’s obligation to consummate the Transaction is subject to certain closing conditions set forth in the Purchase Agreement, including, among others, (i) subject to certain exceptions, the accuracy of the representations and warranties of the other party, (ii) performance in all material respects by the other party of its covenants, (iii) receipt of specified required antitrust and governmental foreign direct investment approvals, (iv) the absence of any law, order or other governmental action prohibiting consummation of the Transaction, and (v) with respect to Purchaser’s obligation to close, satisfaction of certain key employee retention conditions and the absence of a continuing material adverse effect with respect to ITM.

The Purchase Agreement also provides that the Sellers will indemnify the Purchaser for losses incurred as a result of breaches of Sellers’ representations, warranties, covenants and certain other matters. These indemnification obligations are subject to the limitations set forth in the Purchase Agreement.

The Transaction is currently expected to close in January 2027, subject to the satisfaction or waiver of the applicable closing conditions. Titan currently intends to use a portion of the transaction proceeds to reduce existing debt and strengthen its balance sheet. In future periods, the Company also expects to deploy capital toward key growth investments, including accretive acquisitions and strategic partnerships that expand Titan's capabilities, strengthen its market positions and support the Company's long-term transformation.

The Purchase Agreement contains representations, warranties, covenants, indemnification provisions and termination rights customary for a transaction of this nature. In addition, the parties have agreed to enter into certain transition arrangements at closing, including a transition services agreement under which the Company or one of its affiliates would be expected to provide certain technology, financial and operational transition services to the Purchaser for a certain amount of time following the closing of the Transaction. The Purchase Agreement contains a five-year non-compete covenant restricting the Company from competing in the undercarriage component business in specified jurisdictions with certain exclusions. In addition, the Company has also agreed to certain customer and supplier non-solicit and employee non-hire obligations in specified jurisdictions during the non-compete period.

The Purchase Agreement further provides for the payment of certain termination fees by Purchaser under specified circumstances set forth in the Purchase Agreement, including certain circumstances relating to the failure to obtain required regulatory approvals.

Affiliates of One Equity Partners, a middle market private equity firm, hold a minority ownership interest in the Purchaser. Richard Cashin, the Chairman of One Equity Partners, is a member of the Company’s Board of Directors. Mr. Cashin abstained from participating in any deliberations or decisions by the Company’s Board of Directors with respect to the proposed Transaction and Purchase Agreement. The Company’s Board of Directors and Audit Committee have approved the Transaction and the terms of the Purchase Agreement.

The foregoing description of the Purchase Agreement and the Transaction does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

The Purchase Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company, Purchaser, ITM or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of the Purchase Agreement and as of specific dates, were solely for the benefit of the parties thereto, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Purchase Agreement, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties or covenants as characterizations of the actual state of facts or condition of the Company, Purchaser, ITM or their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company's public disclosures.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 21, 2026, Max Narancich notified Titan International, Inc. (the "Company") of his decision to resign from his position as Chief Operating Officer - Titan Specialty, effective October 9, 2026. Mr. Narancich's resignation was not the result of any disagreement with the Company regarding any matter relating to the Company's operations, policies, or practices. Mr. Narancich's responsibilities will be assumed by existing members of management.

Item 7.01 Regulation FD Disclosure.

On September 21, 2026, the Company and Purchaser issued a joint press release announcing the execution of the Purchase Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished pursuant to Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Forward-Looking Statements

This Current Report on Form 8-K, including the press release furnished as Exhibit 99.1, contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements include, among other things, statements regarding the anticipated timing of the closing of the Transaction, the expected benefits of the Transaction, the receipt of required regulatory approvals and the Company's plans for the use of proceeds from the Transaction.

Actual results may differ materially from those expressed or implied by these forward-looking statements due to a variety of risks and uncertainties, including, among others: the possibility that required regulatory approvals may not be obtained on a timely basis or at all; the possibility that conditions to closing may not be satisfied; changes in the anticipated timing of the Transaction; business disruptions resulting from the pendency of the Transaction; the diversion of management’s attention from ongoing business operations; the reaction of customers, suppliers, employees and other business partners to the announcement or completion of the Transaction; and general economic, industry and market conditions.

Additional information regarding factors that could cause actual results to differ materially from those described in forward-looking statements can be found in the Company’s filings with the SEC, including under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, as supplemented by the risks identified under the heading “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, and in subsequent filings with the SEC.

The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

2.1	Sale and Purchase Agreement, dated as of September 21, 2026, by and between Titan ITM Holding S.p.A., Titan Europe, and Usco, S.p.A.*
99.1	Press Release issued by Titan International, Inc. on September 21, 2026.

*Exhibits and schedules omitted pursuant to Instruction 4 to Form 8-K. The Company agrees to furnish supplementally to the Securities and Exchange Commission (the “SEC”) such omitted information upon request of the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TITAN INTERNATIONAL, INC.
(Registrant)

Date:	September 25, 2026	By:	/s/ Paul G. Reitz
Paul G. Reitz
President and Chief Executive Officer (Principal Executive Officer)